EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259730 on Form S-8 of our report dated March 25, 2022, relating to the financial statements of Enovix Corporation appearing in this Annual Report on Form 10-K for the year ended January 2, 2022.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 25, 2022